Exhibit 10.8h (11)

GlobalSantaFe Corporation 15375 Memorial Drive Houston, Texas 77079-4101

Notice of Grant

    – Stock-Settled Stock Appreciation Rights

«First_Name» «Last_Name» «AddressLine_1» «AddressLine_2» «Address_Line_3» «City», «State» «Zip»	Employee ID: «Empl_ID»

Plan Name: GlobalSantaFe 2003 Long-Term Incentive Plan

Effective                 , you have been granted «NUMBER» stock appreciation rights (“SARs”), each of which, subject to the attached terms and conditions, will allow you to receive ordinary shares of GlobalSantaFe Corporation of a value equal to any increase in the per-share price of the ordinary shares from the grant date to the date the SAR is exercised. The grant date price is $              per share.

Your SARs will vest over a three-year period on the dates indicated below:

Number of SARs	Date Vested	Date SARs Expire

«SAR1»	______________	______________

«SAR2»	______________	______________

«SAR3»	______________	______________

The SARs are granted under and governed by the terms and conditions of the GlobalSantaFe 2003 Long-Term Incentive Plan and the attached terms and conditions, all of which are made a part of this document.

Attachment

GLOBALSANTAFE CORPORATION

TERMS AND CONDITIONS

OF

STOCK-SETTLED STOCK APPRECIATION RIGHTS

GlobalSantaFe Corporation (the “Company”), desiring to afford you an opportunity to acquire ordinary shares of the Company, $.01 par value (“Ordinary Shares”), and to provide you with an added incentive as an employee of, consultant to, or other person providing key services to the Company or of one or more of its Related Companies, has established the following terms and conditions under which it has granted to you the stock appreciation rights specified on the cover page of this Notice (the “SARs”) under the GlobalSantaFe 2003 Long-Term Incentive Plan. Each SAR will allow you to receive a number of Ordinary Shares during a specified term, all as set forth on the cover page of this Notice of Grant (“Notice”), subject to and upon the terms and conditions set forth on the cover page and below.

You are urged to consult your tax advisor prior to exercising any of the SARs and prior to disposing of any shares acquired upon such exercise.

1.	Specification of Date, Number of SARs, Grant Date Price, and Term.

(a)	The grant date of the SARs is the effective date set forth in the first paragraph on the cover page of this Notice.

(b)	The number of SARs granted to you hereby is the number of SARs set forth in the first paragraph on the cover page of this Notice, subject to adjustments under Section 8.

(c)	Subject to adjustments under Sections 6 and 7, the SARs first become exercisable in three annual installments as set forth in the table on the cover page of this Notice (“Vesting Table”), each installment first becoming exercisable at the date set forth for that installment under “Date Vested” in said table.

(d)	The grant date price per share applicable to the SARs (the “Grant Date Price”) is the price set forth in the first paragraph on the cover page of this Notice, subject to adjustments under Section 8.

(e)	The term of the SARs is ten years beginning on their grant date and expiring on the date set forth under “Date SARs Expire” in the table on the cover page of this Notice. Upon the expiration of such term, the SARs shall expire and terminate and may not be exercised.

2.	Agreement. By accepting the SARs and the benefits thereof, you represent and agree that (i) you will abide by the terms of the Plan and such other terms and conditions as may be imposed by the committee appointed by the board of directors to administer the Plan (the “Committee”), (ii) you will not induce or solicit, directly or indirectly, any employee of the Company or a Related Company to terminate such employee’s employment with the Company or such Related Company and (iii) during the course of employment with or service to the Company or a Related Company and at all times thereafter, you will not disclose to others or use, whether directly or indirectly, any Confidential Information. “Confidential Information” shall mean the information about the Company or a Related Company that you learned in the course of performing your duties with the Company or a Related Company, including, without limitation, any proprietary knowledge, trade secrets, data, information and customer lists unless such disclosure is required by law or authorized by the Company or a Related Company.

3.	Installment Provisions and Acceleration. The SARs are not exercisable in any part until the earliest of the dates specified in this Section and in Sections 6 and 7 below.

The installments set forth in the table on the cover page of this Notice and referred to in Section 1(c) are cumulative, so that each matured installment or any portion thereof may be exercised at any time until the expiration or prior termination of the SARs.

Nothing contained in this section shall be interpreted in a way that permits you to exercise a number of SARs in excess of the number of SARs granted hereby and referred to in Section 1(b).

4.	Method of Exercise. The SARs may be exercised from time to time, in accordance with their terms, by written notice thereof signed and delivered by you or another person entitled to exercise the SARs to the Secretary of the Company at its principal executive office in Houston, Texas, or as it may hereafter be located, or to such brokerage firm, third-party agent or other person as may be designated by the Secretary from time to time. Such notice shall state the number of SARs being exercised and the grant date of the SARs being exercised.

No later than 14 days after receipt of such notice, the Company shall issue and deliver to you whole Ordinary Shares equal in number to the product of A multiplied by B and then divided by C, where A is the number of vested SARs exercised, B is the result of subtracting the Grant Date Price from the per-share Fair Market Value of the Ordinary Shares prevailing at the time of exercise as defined by the Plan, and C is the per-share Fair Market Value of the Ordinary Shares prevailing at the time of exercise as defined by the Plan. Any fractional shares resulting from this calculation shall be valued at the per-share Fair Market Value of the Ordinary Shares prevailing at the time of exercise as defined by the Plan and paid to you in cash if there is no withholding requirement as a result of the exercise; if there is a withholding requirement, said cash amount will be applied toward satisfying the withholding requirement.

Upon exercise of any of the SARs, the Company will withhold from the shares to be delivered shares with a Fair Market Value (as prescribed by the Plan) sufficient to satisfy all or a portion of any Federal, state and local tax withholding requirements, or the person exercising the SARs may deliver to the Company Ordinary Shares with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirements, excluding any shares deemed unacceptable for any reason by the Committee of the Company’s board of directors administering the GlobalSantaFe 2003 Long-Term Incentive Plan.

Automatic Exercise – Notwithstanding anything to the contrary in these Terms and Conditions, any of the SARs that have not theretofore been exercised will be automatically exercised on your behalf, and without any permission or other action on your part, on the last day during the period when the SARs could otherwise be exercised if the Grant Date Price is then less than the prevailing per-share Fair Market Value of the Ordinary Shares as defined by the Plan; provided, however, that neither the Company nor any officer of the Company, Plan administrator, member of the Committee or any agent of any of the foregoing shall have any liability for any delay in the delivery of anything received upon such automatic exercise, including any change in the value of securities received or any interest, and the Company shall be entitled to deliver to the holder the proceeds of exercise when it determines to do so.

5.

Transferability. You may not transfer any of the SARs other than by will or by the laws of descent and distribution or, if applicable, as authorized by the following sentence, and the SARs shall be exercisable during your lifetime only by you or, if applicable, by a transferee authorized by the following sentence. The SARs or any portion thereof may be transferred by you to (i) your spouse, children or grandchildren (“Immediate Family Members”), (ii) a trust or trusts for your exclusive benefit and/or the exclusive benefit of Immediate Family Members, (iii) a partnership in which you and/or Immediate Family Members are the only partners, (iv) a transferee pursuant to a judgment, decree or order relating to child support, alimony or marital property rights that is made pursuant to a domestic relations law of a state or country with competent jurisdiction (a “Domestic Relations Order”), or (v) such other transferee as may be approved by the Committee of the board of directors in its sole and absolute discretion; provided, however, that (x) the board of directors and its Committee each reserves the right to prohibit any transfer with or without cause in its sole and absolute discretion, and (y) subsequent transfers of the SARs or any portion thereof are prohibited except those to or by you in accordance with this Section, by will or the laws of descent and distribution, or pursuant to a Domestic Relations Order. Following any transfer, the SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and any and all references to you in this Notice shall be deemed to refer to the transferee; provided, however, that any and all references to employment or service or events of termination of employment or service shall continue to mean your employment or service or events of termination of your employment or service, and following any such event the SARs shall be exercisable by the transferee only to the extent and for the periods specified in this Notice. In addition, notwithstanding any transfer of the SARs or any portion thereof, you will continue to be subject to withholding in connection with any exercise, if applicable, as provided for in the GlobalSantaFe 2003 Long-Term Incentive Plan. Each transfer shall be effected by written notice thereof duly signed and delivered by the transferor to the Secretary of the Company at its principal executive office in Houston, Texas, or as it may hereafter be located, or to such other person as may be designated by the Secretary from time to time. Such notice shall state the name and address of the transferee, the number of SARs being transferred, and such other information as may be requested by the Secretary or his or her designee. The person or persons entitled to exercise the SARs shall be that person or those persons appearing on the registry books of the Company as the owner or owners of the SARs, and the Company may treat the person or persons in whose name or names the SARs are registered as the owner or owners of the SARs for all purposes. The Company shall have no obligation to, or liability for any failure to, notify you or any transferee of any termination of the SARs at or prior to their normal expiration date or of any event that will or might result in such termination.

6.	Termination of Employment or Service.

(a)

Involuntary Termination Without Cause. If your employment with the Company or a Related Company is terminated by the Company or any such Related Company without Cause (as hereinafter defined) after the first vesting date, the SARs shall vest and thereby become exercisable with respect to a number of previously unexercisable SARs, prorated for the number of months (and partial months) you were employed from the most recent vesting date until the end of the full vesting period, and all of the SARs other than the SARs that can be exercised at the time of or as a result of such termination shall expire and terminate in all respects. All vested SARs not previously exercised, regardless whether vested as a result of your termination of employment or vested prior thereto, shall remain exercisable for the longer of (i) one year following your termination date or (ii) the period during which you are entitled to receive salary continuation under any agreement, policy, plan or other arrangement with the Company or any of its Related Companies; provided, however, that (x) in no event shall the period under clause (ii) extend beyond the maximum period permitted under Section 409A of the U.S. Internal Revenue Code of 1986 as amended and in effect at such time (the “Code”) and applicable authorities, and (y) in no event shall any SAR remain exercisable beyond the term of the SAR. Upon expiration of the foregoing period, each of the SARs shall expire and terminate in all respects.

(b)	Voluntary Termination or Termination With Cause. If either you voluntarily terminate your employment with the Company or a Related Company or your employment with the Company or a Related Company is terminated with Cause, the SARs, to the extent previously vested and not previously exercised, shall remain exercisable for three months following your termination date and, thereafter, shall expire and terminate; provided, however, that no SAR shall in any event remain exercisable beyond the term of the SAR. At the time of such termination of employment, all of the SARs other than the SARs that can be exercised at the time of such termination shall expire and terminate in all respects.

(c)	Retirement. If your employment with the Company and its Related Companies terminates for any reason other than Cause, death or disability and you have attained your “early retirement date” as defined in the GlobalSantaFe Retirement Plan for Employees (or would have attained such “early retirement date” based on your age and service had you been eligible to participate in such plan), the SARs will continue to become exercisable in accordance with the Vesting Table on the cover page of this Notice; provided however that the SARs shall terminate in any event upon the earlier of (i) the expiration of the five-year period following the later of your termination of employment with the Company and its Related Companies or termination of your service as a member of the Company’s board of directors, or (ii) the expiration of the term of the SARs, or (iii) the date you go to work for a competitor of the Company or of any Related Company, including without limitation as an employee of or consultant to the competitor, as determined by the Committee in its sole discretion. If this subsection (c) and any other subsection of this Section 6 both apply, this subsection (c) will prevail.

(d)	Termination by Reason of Death or Disability. If your employment with the Company or a Related Company is terminated as a result of your death or Disability, the SARs will immediately vest and thereby become exercisable as to the full number of SARs granted hereby and referred to in Section 1(b), to the extent not previously exercised, and said full number of SARs will remain exercisable for the three-year period following the date of death or termination due to Disability; provided, however, that no SAR shall in any event remain exercisable beyond the term of the SAR. For purposes of this Section, the term “Disability” shall mean any complete and permanent Disability as defined in Section 22(e)(3) (or any successor provision thereto) of the Code and determined in accordance with the procedures set forth in the regulations thereunder.

For purposes of this Notice, a termination of your “employment” with the Company and its Related Companies will be deemed to occur at the close of business on the earliest of (i) the last day on which you are assigned to a position with the Company or any of its Related Companies for the purpose of performing your occupation, in the case of termination by reason of your death, disability or retirement, (ii) the last day of an approved leave of absence if you do not resume the performance of your occupation for the Company or any of its Related Companies on or before the next business day, and (iii) the last day on which you are assigned to a position with the Company or any of its Related Companies for the purpose of performing your occupation in any other case. For purposes of this Notice, you shall not be considered to be an employee or to be serving the Company or a Related Company for the period during which you are entitled to receive salary continuation under any agreement, policy, plan or other arrangement with the Company or any of its Related Companies.

You may be terminated with Cause if you willfully engage in conduct that is materially injurious to the Company and/or a Related Company, monetarily or otherwise; provided however that (i) no termination shall be with Cause until you have been delivered a copy of a written notice setting forth that you were guilty of the conduct and specifying the particulars thereof in detail and (ii) termination solely on account of inadequate performance or incompetence shall not constitute termination with Cause. No act or failure to act shall be considered “willful” unless you have acted or failed to act without a reasonable belief that your action or failure to act was in the best interest of the Company or a Related Company. Notwithstanding anything contained in this Notice to the contrary, your failure to perform after notice of termination is given shall not constitute Cause.

7.	Change in Control. If a Change in Control occurs while you are employed by or providing services to the Company or a Related Company or if a Change in Control occurs after your employment terminates in accordance with Section 6(c), the SARs granted hereby, to the extent not previously exercised, shall become fully exercisable on the date of such Change in Control, irrespective of the limitations described in Section 1(c), and shall remain exercisable throughout the term of the SARs.

A “Change in Control” means the occurrence of any of the following events:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than an Excluded Person, of the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding ordinary shares of the Company or of any affiliate of the Company by which you are employed or which directly or indirectly owns or controls any affiliate by which you are employed (the “Outstanding Company Ordinary Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company or of any affiliate of the Company by which you are employed or which directly or indirectly owns or controls any affiliate by which you are employed entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that neither an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company nor an acquisition by an affiliate of the Company that remains under the Company’s control will constitute a Change in Control; or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s equityholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (meaning a solicitation of the type that would be subject to Rule 14a-12(c) of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Approval by the equityholders of the Company of a reorganization, merger, consolidation or similar transaction to which the Company or any affiliate is a party, in each case unless, following such reorganization, merger, consolidation or similar transaction, (A) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or similar transaction, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (B) 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the parent of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of the parent of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction, (C) no Person (excluding the Company, any affiliate of the Company that remains under the Company’s control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation resulting from such reorganization, merger, consolidation or similar transaction, and any Person beneficially owning, immediately prior to such reorganization, merger, consolidation or similar transaction, directly or indirectly, 35% or more of the Outstanding Company Ordinary Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (D) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, consolidation or similar transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or similar transaction; or

(iv)

Approval by the equityholders of the Company of any plan or proposal which would result directly or indirectly in (A) a complete liquidation or dissolution of the Company or of any affiliate of the Company by which you are employed, or (B) any sale or other disposition (or similar transaction) (in a single transaction or series of related transactions) of (x) 50% or more of the assets or earnings power of the Company or any affiliate of the Company by which you are employed or which, directly or indirectly owns or controls any affiliate by which you are employed or (y) business operations which generated a majority of the consolidated revenues (determined on the basis of the Company’s four most recently completed fiscal quarters for which reports have been completed) of the Company and its affiliates immediately prior thereto, other than to an affiliate of the Company or to a corporation or other entity with respect to which following such sale or other disposition (I) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding the Company, any affiliate of the Company that remains under the Company’s control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding

Company Ordinary Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets; or

(v)	Approval by the equityholders of the Company of a “merger of equals” (which for purposes of this Subsection shall mean a merger with another company of relatively equal size) to which the Company is a party as a result of which the persons who were equity holders of the Company immediately prior to the effective date of such merger shall have beneficial ownership of less than 55% of the combined voting power for election of members of the board (or equivalent) of the surviving entity or its parent following the effective date of such merger, provided that the Board shall have authority to increase said percentage as may in its sole discretion be deemed appropriate to cover a specific transaction.

For purposes of the preceding sentence, the term “Excluded Person” shall mean and include (i) any corporation beneficially owned by shareholders of the Company in substantially the same proportion as their ownership of shares of the Company and (ii) the Company and any affiliate of the Company. Also, for purposes of the preceding sentence, the term “Board” shall mean the board of directors of the Company.

8.	Adjustments. If outstanding shares of the class then underlying the SARs are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then there shall be substituted for each share then underlying the unexercised portion of the SARs the number and class of shares or securities into or for which each outstanding share of the class underlying the SARs shall be so changed or exchanged, with a corresponding adjustment in the Grant Date Price. Such adjustments shall become effective on the effective date of any such transaction; except that in the event of a stock dividend or of a stock split effected by means of a stock dividend or distribution, such adjustments shall become effective immediately after the record date therefor.

Upon a dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property of the Company (“Terminating Transactions”), the SARs shall terminate, unless provision be made in writing in connection with such transaction for the assumption of stock appreciation rights theretofore granted under the Plan under which the SARs were granted, or the substitution for such stock appreciation rights of any stock appreciation rights covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the SARs shall continue in the manner and under the terms so provided. If the SARs shall terminate pursuant to the foregoing sentence, the person or persons then entitled to exercise any unexercised portions of the SARs shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Company shall designate, to exercise the SARs to the extent not theretofore exercised.

Adjustments under this Section 8 shall be made by the board of directors or the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the SARs or in connection with any such adjustment.

9.	Limitation. You or any other person entitled to exercise the SARs shall be entitled to the privileges of stock ownership in respect of shares subject to the SARs only when such shares have been issued and delivered as fully paid shares upon exercise of the SARs in accordance with their terms.

10.	Requirements of Law and of Stock Exchanges. The issuance of shares upon the exercise of the SARs shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares. In addition, neither the Company nor any Related Company shall be required to issue or deliver any certificate or certificates upon exercise of the SARs prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of the same class are then listed.

By accepting the SARs, you represent and agree for yourself and your transferees by will or by the laws of descent and distribution or otherwise that unless a registration statement under the U.S. Securities Act of 1933 is in effect as to shares issued upon any exercise of the SARs, any and all shares so issued shall be acquired for investment and not for sale or distribution, and each notice of the exercise of any portion of the SARs shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired by good faith for investment and not for sale or distribution. In the event the Company’s legal counsel shall, at the Company’s request, advise it that registration under the U.S. Securities Act of 1933 of the shares as to which the SARs are at the time being exercised is required prior to issuance thereof, neither the Company nor any Related Company shall be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or is not required.

11.	Definition of Certain Terms. The term “Related Company” means any affiliate of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Committee of the board of directors. The term “you,” and related terms such as “your” used in this Notice refer to the individual whose name appears first on the cover page of this Notice.

12.	Continued Employment and Future Grants. Neither the grant of the SARs nor the other arrangements outlined herein give you the right to remain in the employ of or to continue to provide services to the Company or any Related Company or to be selected to receive similar or identical grants in the future.

13.	Notices. Notice or other communication to the Company with respect to this Notice must be made in writing and delivered to: Secretary, GlobalSantaFe Corporation, at its principal business office, Houston, Texas.

14.	Governing Law. The SARs and this Notice shall be governed by, and construed in accordance with, the laws of the state of Texas.

15.	Section 280G Payments.

(a)	General Rule. Notwithstanding any contrary provisions in any plan, program or policy of the Company or any Related Company and except as provided in subsection (b), if all or any portion of the benefits payable under this Notice, either alone or together with other payments and benefits which you receive or are entitled to receive from the Company or any Related Company, would constitute a “parachute payment” within the meaning of Section 280G of the Code, the Company shall reduce your payments and benefits payable under this Notice to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the net after-tax benefit shall exceed the net after-tax benefit if such reduction were not made. “Net after-tax benefit” for these purposes shall mean the sum of (i) the total amount payable to you under this Notice, plus (ii) all other payments and benefits which you receive or are then entitled to receive from the Company or any affiliate that, alone or in combination with the payments and benefits payable under this Notice (after taking into account any reduction contemplated in subsection (c)), would constitute a “parachute payment” within the meaning of Section 280G of the Code (each such benefit hereinafter referred to as an “Additional Parachute Payment”), less (iii) the amount of federal income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to you (based upon the rate in effect for such year as set forth in the Code at the time of the payment under this Notice), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code.

(b)	Exception if Gross-Up Applies. If you are entitled to a Gross-Up Payment with respect to an Additional Parachute Payment paid pursuant to any other plan, program or policy of the Company or any Related Company, the provisions of Section 15(a) above shall not apply. A “Gross-Up Payment” means a payment by the Company or a Related Company to cover the excise tax imposed on an Additional Parachute Payment by Section 4999 of the Code.

(c)	Ordering Rule. Notwithstanding any contrary provisions in any other plan, program or policy of the Company or any Related Company, if any plan, program or policy of the Company or any Related Company provides for a reduction designed to avoid Code Section 4999 excise tax, such reduction shall first be applied to any Additional Parachute Payment subject to such reduction and, after having given effect to such reduction, the provisions of Section 15(a) above shall apply to the benefits payable under this Notice.

16.	Section 409A of the Code. If any provision of this Notice would result in the imposition of an excise tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax, and no action taken to comply with Section 409A shall be deemed to impair a benefit under this Notice.

17.	GlobalSantaFe 2003 Long-Term Incentive Plan. The SARs are subject to, and the Company and you are bound by, all of the terms and conditions of the GlobalSantaFe 2003 Long-Term Incentive Plan as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive you, without your consent, of any of the SARs or any rights hereunder. Pursuant to such Plan, the board of directors or its Committee established for such purposes is authorized to adopt rules and regulations not inconsistent with the Plan and to take such action in the administration of the Plan as it shall deem proper. A copy of the Plan in its present form is available for inspection at the Company’s principal office during business hours by you or any other persons entitled to exercise the SARs.